EXHIBIT 31.1
   CERTIFICATION PURSUANT TO SECTION 302(A) OF THE SARBANES-OXLEY ACT OF 2002

                                   (Depositor)

         I, Joseph Marconi, Vice President of Goldman Sachs Asset
Backed Securities Corp., as Depositor, certify that:

         1. I have reviewed this annual report on Form 10-K ("Annual Report"), and all reports on Form 8-K containing distribution or servicing reports (collectively with this Annual Report, the "Reports") filed in respect of periods included in the year covered by this Annual Report, of GS Auto Loan Trust 2004-1;

         2. Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this Annual Report;

         3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar agreement, for inclusion in the Reports is included in these Reports;

         4. I am responsible for reviewing the activities performed by the servicer under the pooling and servicing, or similar, agreement and based upon my knowledge and the annual compliance review required under that agreement, and except as disclosed in those Reports, the servicer has fulfilled its obligations under that agreement; and

         5. The Reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar agreement, that is included in the Reports.

         In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Wells Fargo Bank, National Association, as Indenture Trustee, Goldman Sachs Mortgage Company, as Servicer, The Huntington National Bank, as a Receivables Servicer and Ford Motor Credit Company, as a Receivables Servicer.

                                     Date:  March 31, 2005


                                     By: /s/ Joseph Marconi
                                        ----------------------------------------
                                     Name:  Joseph Marconi
                                     Title: Vice President